                                                                Exhibit 20
                                                                ----------

                                                                                                        EXHIBIT 20
                                                                                                        ----------

                                                      SELECTED FINANCIAL DATA

                                                                            THREE MONTHS                   SIX MONTHS
        Unaudited (In thousands, except per share data)                    ENDED JUNE 30,                 ENDED JUNE 30,
                                                                       -------------------------     ----------------------
                                                                            1994         1993          1994          1993
                                                                       -----------    ----------     -----------  ---------
        OPERATING RESULTS
           Revenues                                                        $18,732      $18,455        $37,649      $36,671

           Income from operations                                            1,654        2,879          3,266        5,726
           Net income                                                        1,654        6,136          3,266       10,493

           Funds from operations (1)                                         4,562        5,598          9,015       11,153
           Dividends declared                                                1,811        3,257          3,622        6,514

        PER SHARE
           Income from operations                                            $ .09        $ .16          $ .18        $ .32
           Net income                                                          .09          .34            .18          .58

           Funds from operations                                               .25          .31            .50          .62
           Dividends declared                                                  .10          .18            .20          .36



        (1) The amount of funds from operations is calculated as income from operations plus noncash charges for depreciation and amortization.






                                                   COMBINED STATEMENTS OF INCOME
                                                   -----------------------------

                                                             THREE MONTHS                   SIX MONTHS
Unaudited (In thousands, except per share data)             ENDED JUNE 30,                 ENDED JUNE 30,
                                                     --------------------------     -------------------------
                                                        1994            1993           1994           1993
                                                     ----------      ----------     ----------      ---------
REVENUES
   Rents                                             $   17,391      $  17,452      $   35,042      $  34,574
   Interest - Mortgage loans                                981          1,000           1,956          2,070
            - Investment interest                           360              3             651             27
                                                     ----------      ----------     ----------      ---------
                                                         18,732         18,455          37,649         36,671
                                                     ----------      ----------     ----------      ---------
EXPENSES
   Property operating                                     6,150          6,083          12,741         12,138
   Real estate taxes                                      1,913          2,084           3,934          3,874
   Depreciation and amortization                          2,908          2,719           5,749          5,427
   Interest--Mortgage loans                               1,759          1,356           3,547          2,732
           --Senior notes                                 2,325          1,049           4,652          2,099
           --Convertible debentures                                        964                          1,929
           --Bank loans and other                         1,129          1,035           2,139          2,072
   General and administrative                               894            286           1,621            674
                                                     ----------      ----------     ----------      ---------
                                                         17,078         15,576          34,383         30,945
                                                     ----------      ----------     ----------      ---------
INCOME FROM OPERATIONS                                    1,654          2,879           3,266          5,726
CAPITAL GAINS                                                            3,257                          4,767
                                                     ----------      ----------     ----------      ---------
NET INCOME                                           $    1,654      $   6,136      $    3,266      $  10,493
                                                     ==========      ==========     ==========      =========

PER SHARE
   Income from operations                            $      .09      $     .16      $      .18      $     .32
   Capital gains                                                           .18                            .26
                                                     ----------      ----------     ----------      ---------
   Net income                                        $      .09      $     .34      $      .18      $     .58
                                                     ==========      ==========     ==========      =========
   Dividends declared                                $      .10      $     .18      $      .20      $     .36
                                                     ==========      ==========     ==========      =========
ADJUSTED SHARES OF BENEFICIAL INTEREST                   18,109         18,094          18,109         18,092
                                                     ==========      ==========     ==========      =========

                             NOTES TO COMBINED FINANCIAL STATEMENTS
                             --------------------------------------
1.  Income per share of beneficial interest has been computed based on weighted average shares and share equivalents outstanding for the applicable periods.  The shares issuable upon conversion of the convertible subordinated debentures have not been included in the per share computation because they were not dilutive.

2.  Capital gains recognized included  $3.2 million and $4.7 million for the three and six months ended June 30, 1993, respectively, from an installment sale which occurred in 1983.  The final installment from this sale was received in June 1993.  Capital gains for the three and six months ended June 30, 1993 also included $71,000 from the sale of a small land parcel.





                        COMBINED BALANCE SHEETS
                        -----------------------

                                                    JUNE 30,             DECEMBER 31,
Unaudited (In thousands, except shares)               1994                  1993
                                                  ------------          -----------
ASSETS
INVESTMENTS IN REAL ESTATE
   Land                                           $     40,350          $    40,284
   Buildings and improvements                          371,427              368,776
                                                  ------------          -----------
                                                       411,777              409,060
   Less - Accumulated depreciation                    (107,304)            (101,824)
                                                  ------------          -----------
      Total investments in real estate                 304,473              307,236

MORTGAGE LOANS RECEIVABLE                               35,647               35,550

OTHER ASSETS
   Cash and cash equivalents                            40,163               38,523
   Accounts receivable                                   3,871                4,621
   Deferred charges, net                                 2,806                2,506
   Unamortized debt issue costs                          5,004                5,185
                                                  ------------          -----------
                                                  $    391,964          $   393,621
                                                  ============          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Mortgage loans                                 $     92,817          $    92,355
   Senior notes                                        105,000              105,000
   Bank loans                                           60,000               60,000
   Accounts payable and accrued liabilities             12,591               14,356
   Deferred obligations                                 10,455               10,394
   Deferred capital gains and other
      deferred income                                    7,748                7,750

Shareholders' equity, including shares of
   beneficial interest, $1 par, unlimited
   authorization, outstanding 1994--18,103,725;
   1993--18,108,725                                    103,353              103,766
                                                  ------------          -----------
                                                  $    391,964          $   393,621
                                                  ============          ===========




                                              COMBINED STATEMENTS OF CHANGES IN CASH
                                              --------------------------------------
                                                                        THREE MONTHS                   SIX MONTHS
Unaudited (In thousands)                                                ENDED JUNE 30,                 ENDED JUNE 30,
                                                                -------------------------      -------------------------
                                                                   1994            1993           1994            1993
                                                                ----------      ---------      ----------      ---------
CASH PROVIDED BY (USED FOR) OPERATIONS
   Net income                                                   $    1,654      $   6,136      $    3,266      $  10,493
   Adjustments to reconcile net income to net
      cash provided by operations --
         Depreciation and amortization                               2,908          2,719           5,749          5,427
         Capital gains                                                             (3,257)                        (4,767)
         Increase in deferred charges, net                            (412)            (3)           (343)          (219)
         Increase in deferred interest on
            mortgage investments, net                                  (87)           (96)           (168)          (191)
         Increase in deferred obligations                               31             27              61             53
         Recognition of deferred income, net                            (1)           (28)             (2)           (80)
         Net changes in other assets and liabilities                (2,117)        (1,378)            434            168
                                                                ----------      ---------      ----------      ---------
            Net cash provided by operations                          1,976          4,120           8,997         10,884
                                                                ----------      ---------      ----------      ---------

CASH PROVIDED BY (USED FOR) INVESTING
   Principal received from mortgage investments                         36          2,215              71          4,357
   Investments in properties                                        (1,374)        (4,437)         (2,717)        (6,232)
   Other                                                                               71                             71
                                                                ----------      ---------      ----------      ---------
           Net cash used for investing                              (1,338)        (2,151)         (2,646)        (1,804)
                                                                ----------      ---------      ----------      ---------

CASH PROVIDED BY (USED FOR) FINANCING
   Increase in mortgage loans                                        4,600                          4,600
   Decrease in short term loans                                                    (2,940)                          (940)
   Repayment of mortgage loans - Normal payments                    (1,003)          (742)         (1,913)        (1,614)
                               - Balloon payments                                                  (2,225)
   Dividends paid                                                   (1,810)        (3,257)         (5,070)        (6,512)
   Debt issue costs paid                                               (28)          (226)            (46)          (358)
   Purchase of First Union securities                                  (34)                           (34)
   Other                                                                (1)           (92)            (23)           (30)
                                                                ----------      ---------      ----------      ---------
           Net cash provided by (used for) financing                 1,724         (7,257)         (4,711)        (9,454)
                                                                ----------      ---------      ----------      ---------
Increase (decrease) in cash and cash equivalents                     2,362         (5,288)          1,640           (374)
Cash and cash equivalents at beginning of period                    37,801          5,906          38,523            992
                                                                ----------      ---------      ----------      ---------
Cash and cash equivalents at end of period                      $   40,163      $     618      $   40,163      $     618
                                                                ==========      =========      ==========      =========